Exhibit 3.2




                              PAB BANKSHARES, INC.

                                     BY-LAWS
                          AS AMENDED FEBRUARY 22, 2005


                                   ARTICLE ONE

                                     OFFICES

                  1.1 Registered Office. The address of the registered office of PAB Bankshares, Inc. (hereinafter referred to as the "Corporation") is 3250 North Valdosta Road, Valdosta, Georgia, and the name of the registered agent at this address is Donald J. Torbert, Jr. However, the registered agent and/or the place of the registered office may be changed from time to time by action of the Board of Directors and the making of such filings with state officials as may be required by law.

                  1.2 Other Offices. The Corporation may have offices at such place or places as the Board of Directors may from time to time appoint.

                                   ARTICLE TWO

                              SHAREHOLDERS MEETINGS

                  2.1 Meeting Place. All meetings of the shareholders shall be held at the registered office or at such other place as may be fixed from time to time by the Board of Directors in the notice of the meeting.

                  2.2 Annual Meetings. The annual meeting of shareholders of the Corporation shall be held within or without the State of Georgia on the fourth Monday in April at 11:00 a.m., or at such other time as may from time to time be fixed by the Board of Directors.

                  2.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman or President and shall be called by the Chairman or President when so directed by the Board of Directors, or when requested in writing by any two or more directors, or when requested in writing of shareholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.



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                  2.4 Notice. Except as otherwise required by statute, written notice of such meeting of the shareholders, whether annual or special, shall be served, either personally or by mail, upon each shareholder of record entitled to vote at such meeting, not less than ten (10) nor more than fifty (50) days before such meeting. If mailed, such notice shall be directed to a shareholder at his post office address last shown on the records of the Corporation. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder who, in person or by his attorney thereunto authorized, either before or after such meeting, shall waive such notice. Attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business. Notice of any adjourned meeting need not be given otherwise than by announcement at the meeting at which the adjournment is taken.

                  2.5 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be required and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

                  2.6 Voting. At every meeting of the shareholders, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven (11) months from its date, unless said proxy provides for a longer period. Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of some shareholders leaving less than a quorum. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation. The affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law or the Articles of Incorporation of the Corporation.

                  2.7 Consent Action. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of the shareholders may be dispensed with when all of the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. Such written consents shall be made a part of the minutes of the Corporation.



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                                  ARTICLE THREE

                                    DIRECTORS

                  3.1 Directors' Control. Except as may be otherwise provided by any legal agreement among shareholders, the property and business of the Corporation shall be managed as directed by the Board of Directors. In addition to the powers and authority by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are by law, by any legal agreement among shareholders, or by the Articles of Incorporation, directed or required to be exercised or done by the shareholders.

                  3.2 Board of Directors. The Board of Directors shall consist of no less than nine (9) members, as set forth in Article VII of the Articles of Incorporation of the Corporation, as restated and amended, unless a different number shall be fixed by further amendment of said Articles of Incorporation. Each director (whether elected at an annual meeting of shareholders or otherwise) shall hold office until the expiration of his term and until a qualified successor shall be elected, or until his earlier death, resignation, incapacity to serve, or removal. Other than the President and Chief Executive Officer of the Corporation, no director, including the Chairman of the Board and the Vice Chairman of the Board, shall participate (other than in the capacity of a director) in major policymaking functions of any subsidiary bank or other subsidiary of the Corporation. Directors need not be shareholders.

                  3.3 Election of Directors. Directors shall be elected at the annual meeting of shareholders or at a special meeting in lieu of the annual meeting of shareholders or by written consent of the holders of shares entitled to vote thereon in lieu of a meeting. Directors are to be divided into three classes delegated to serve staggered terms as set forth in Article VII of the Articles of Incorporation of the Corporation, as restated and amended. Newly created directorships resulting from any increase in the authorized number of Directors shall be filled by a majority vote of the remaining Directors, though less then a quorum, and the Directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders at which a successor shall be elected and shall qualify. However, this structure and procedure may be altered by further amendment to the Articles of Incorporation of the Corporation.

                  3.4 Vacancies. If any vacancy shall occur among the directors by reason of death, resignation, incapacity to serve, increase in the number of directors, or otherwise, the remaining directors shall continue to act and such vacancies may be filled by a majority of the directors then in office, though less than a quorum, for a term corresponding to the unexpired term of his or her predecessor in office, and, if not theretofore filled by action of the directors, may be filled by the shareholders at any meeting held during the existence of such vacancy.

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                  3.5 Meetings. The Board of Directors may hold its meetings at such place or places as it may from time to time determine. An annual meeting of the directors shall be held, without further notice, immediately following each annual meeting of stockholders, and at the same place. Other regular meetings of the Board may be held, without notice, at such times and places as may be from time to time prescribed by resolution of the Board. Special meetings of the Board may be called by the Chairman or President and shall be so called on the written request of any two directors.

                  3.6 Quorum. At all meetings of the Board of Directors, the presence of one-half of directors, but not less than six directors, shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law. In the absence of a quorum, a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law. In the absence of a quorum a majority of the directors present at any meeting may adjourn the meeting from time to time until a quorum be had. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

                  3.7 Consent Action. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

                  3.8 Mandatory Retirement of Directors and Honorary and Advisory Directors.Upon attaining the age of 70, a Director shall retire by resignation from the Board of Directors of the Corporation. Any retirement by a Director pursuant to this Section 3.8 shall not preclude such director from being reelected thereafter to the Board of the Directors of the Corporation.


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                                  ARTICLE FOUR

                                   COMMITTEES

                  4.1      Executive Committee.

                           (a) The Board of Directors may by resolution, adopted
by a majority of the entire Board, designate an Executive Committee of one or more directors. Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next following his election and until his successor is elected and qualified or until his death, resignation or removal, or until he shall cease to be a director.

                           (b) During the intervals between the meetings of the
Board of Directors, the Executive Committee may exercise all of the authority of the Board of Directors; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall have no authority to (1) approve or propose to shareholders any action required to be approved by shareholders; (2) fill vacancies on the Board of Directors or on any of its committees; (3) amend the Articles of Incorporation; (4) adopt, amend or repeal Bylaws; (5) approve a plan of merger or share exchange not requiring shareholder approval; (6) enter into a letter of intent or definitive agreement with regard to the acquisition of any financial institution or other business; (7) enter into a letter of intent or definitive agreement with regard to a plan or merger or share exchange in which the Corporation is to be acquired or the sale of any subsidiary business or any real estate asset of the Corporation; (8) invest in any security or certificate of deposit, excepting those of subsidiary banks of the Corporation, unless the security or certificate of deposit is fully insured by the FDIC or the full faith and credit of the United States of America; and (9) enter into any loan agreements or otherwise increase any borrowings under any existing credit facility of the Corporation.

                           (c) The Executive Committee shall meet from time to
time on call of the Chairman of the Board or the President or of any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Georgia, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedures, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.



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                           (d) The Executive Committee shall act by majority
vote of its members; provided, that contracts or transactions of and by the Corporation in which officers or directors of the Corporation are interested shall require the affirmative vote of a majority of the disinterested members of the Executive Committee, at a meeting of the Executive Committee at which the material facts as to the interest and as to the contract or transaction are disclosed or known to the members of the Executive Committee prior to the vote.

                           (e) Members of the Executive Committee may
participate in committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

                           (f) The Board of Directors, by resolution adopted in
accordance with paragraph (a) of this section, may designate one or more directors as alternate members of the Executive Committee who may act in the place and stead of any absent member or members at any meeting of said committee.

                  4.2  Audit Committee.

                           (a) The Audit Committee is appointed by the Board of
Directors to assist the Board of Directors in monitoring:

                           (1) The integrity of the financial statements of the
                  Corporation;

                           (2) The independent auditors' qualifications,
                  independence, and performance;

                           (3) The performance of the Corporation's internal
                  audit function; and

                           (4) The compliance by the Corporation with its legal
                  and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Corporation's annual meeting proxy statement.

                           (b) The Audit Committee shall consist of no fewer
than three members. The members of the Audit Committee shall meet the independence and experience requirements of the entity, agency or exchange listing the Corporation's securities, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Commission. The Corporation shall disclose as required by the Commission whether at least one member of the Audit Committee is an "audit committee financial expert" as defined by the Commission. The members of the Audit Committee shall be appointed by the Board of Directors.


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                           (c) The Audit Committee shall meet as often as it
determines, but not less frequently than quarterly. The Audit Committee may meet at each in-person meeting with management, the internal auditor and the independent auditors in separate executive sessions, and also in executive session with only the Committee members. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

                  4.3      Nominating Committee.

                           (a) The Nominating Committee is appointed by the
Board of Directors to assist the Board of Directors by:

                           (1) Identifying qualified individuals to become members of the Board of Directors; and

                           (2) Recommending to the Board of Directors the nominees for each annual meeting of shareholders and director nominees to be elected by the Board of Directors to fill interim director vacancies.

                           (b)      The Nominating Committee shall consist of no
fewer than three members, having three classes serving for staggered terms of 3 years each. The members of the Nominating Committee shall meet the independence and experience requirements of the entity, agency or exchange listing the Corporation's securities, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The members of the Nominating Committee shall be appointed by the Board of Directors.

                           (c) The Nominating Committee shall meet as often as
it determines, but not less frequently than semiannually. The Nominating Committee may request the Corporation's outside counsel to meet with any members of, or consultants to, the Nominating Committee.

                  4.4      Governance Committee.

                           (a) The Governance Committee is appointed by the
Board of Directors to assist the Board of Directors by:

                           (1) Overseeing the annual review and evaluation of the Board of Directors and its committees; and

                           (2) Developing and recommending to the Board of Directors governance guidelines.

                           (b)      The Governance Committee shall consist of no
fewer than three members, having three classes serving for staggered terms of 3 years each. The members of the Governance Committee shall be appointed by the Board of Directors.

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                           (c) The Governance Committee shall meet as often as
it determines, but not less frequently than semiannually. The Governance Committee may request the Corporation's outside counsel to meet with any members of, or consultants to, the Governance Committee.

                           4.5      Other Committees.  The Board of Directors,
by resolution adopted by a majority of the entire Board, may designate one or more additional committees, each committee to consist of two or more of the directors of the Corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors. Such committees shall provide for their own rules of procedure, subject to the same restrictions thereon as provided above for the Executive Committee.

                           4.6      Removal.  The Board of Directors shall have
power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

                                  ARTICLE FIVE

                         OFFICERS, AGENTS AND EMPLOYEES

                  5.1 General Provisions. The officers of the Corporation shall consist of a Chairman, Vice-Chairman, President, a Secretary, and a Treasurer, and may include one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The officers shall be elected by the Board of Directors at the first meeting of the Board of Directors after the annual meeting of the shareholders in each year or shall be appointed as provided in these by-laws. The Board of Directors may elect other officers, agents and employees, who shall have such authority and perform such duties as may be prescribed by the Board of Directors. All officers shall hold office until the meeting of the Board of Directors following the next annual meeting of the shareholders after their election or appointment and until their successors shall have been elected or appointed and shall have qualified. Any two or more offices may be held by the same person. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause. Such removal without cause shall be without prejudice to such person's contract rights, if any, but the election or appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights. The compensation of officer, agents and employees elected by the Board of Directors shall be fixed by the Board of Directors, but this power may be delegated to any officer, agent or employee as to persons under his direction or control. The Board of Directors may require any officer, agent, or employee to give security for the faithful performance of his duties.
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                  5.2 Powers and Duties of the Chairman of the Board, the Vice
Chairman of the Board and the President. The powers and duties of the Chairman of the Board, the Vice Chairman of the Board and the President, subject to the supervision and control of the Board and the Directors, shall be those usually appertaining to their respective offices and whatever other powers and duties are prescribed by these bylaws or by the Board of Directors.

                           (a) The Chairman of the Board shall preside at all
meetings of the Board of Directors and at all meetings of the shareholders.

                           (b) The Vice Chairman of the Board shall, in the
absence or disability of the Chairman, perform the duties of the Chairman.

                           (c) The President shall, unless otherwise provided by
the Board of Directors, be the chief executive officer of the Corporation. He shall have general charge of the business and affairs of the Corporation and shall keep the Board of Directors fully advised. He shall employ and discharge employees and agents of the Corporation, except such as shall be elected by the Board of Directors, and he may delegate these powers. He shall have such powers and perform such duties as generally pertain to the office of the President, as well as such further powers and duties as may be prescribed by the Board of Directors. The Chairman or President may vote the share or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any shareholders' or other consents in respect thereof and may in his discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

                  5.3 Powers and Duties of Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President shall have such powers and perform such duties as the Board of Directors or the President may prescribe and shall perform such other duties as may be prescribed by these bylaws. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Executive Vice President, or if there be none, the Senior Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all duties and may exercise any of the powers of the President. The performance of any such duty by an Executive Vice President, a Senior Vice President or a Vice President shall be conclusive evidence of his powers to act.


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                  5.4 Powers and Duties of the Secretary. The Secretary shall have charge of the minutes of all proceedings of the shareholders and of the Board of Directors and shall keep the minutes of all their meetings at which he is present. Except as otherwise provided by these bylaws he shall attend to the giving of all notices to shareholders and directors. He shall have charge of the seal of the Corporation, shall attend to its use on all documents the execution of which on behalf of the Corporation under its seal is duly authorized and shall attest the same by his signature whenever required. He shall have charge of the record of shareholders of the Corporation, of all written requests by shareholders that notices be mailed to them at an address other than their addresses on the record of shareholders, and of such other books and papers as the Board of Directors may direct. Subject to the control of the Board of Directors, he shall have all such powers and duties as generally are incident to the position of corporate secretary or as may be assigned to him by the President or the Board of Directors.

                  5.5 Powers and Duties of the Treasurer. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may authorize. He may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He shall have all such powers and duties as generally are incident to the position of corporate treasurer or as may be assigned to him by the President or by the Board of Directors.

                  5.6 Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors (or in the case of Assistant Secretaries or Assistant Treasurers only, the President) may confer for the time being the powers and duties, or any of them, of such officer upon any other officer (provided that the powers and duties of the President may not be conferred upon the Secretary, and vice versa), or elect or appoint any new officer to fill a vacancy created by death, resignation, retirement or termination of any officer. In such latter event such new officer shall serve until the next annual election of officers.


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                                   ARTICLE SIX

                                  CAPITAL STOCK

                  6.1 Stock Certificates. The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of stock of the Corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall exhibit the name of the Corporation, the name of the holder, the number of shares and class of shares and series, if any represented thereby, a statement that the Corporation is organized under the laws of the State of Georgia, and the par value of each share or a statement that the shares are without par value.

                  6.2      Shareholders List and Record Date.

                           (a) For the purpose of determining shareholders
entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

                           (b) In lieu of closing the stock transfer books, the
Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

                  6.3 Registered Stockholders. The Corporation shall be entitled to treat the holder of any share of stock of the Corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                  6.4 Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.



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                  6.5 Lost Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the directors so require, give the Corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the certificate alleged to have been lost, stolen or destroyed.

                  6.6 Fractional Shares or Scrip. The Corporation may, when and if authorized so to do by its Board of Directors, issue certificates for fractional shares or scrip in order to effect share transfers, share distributions or reclassifications, mergers, consolidations or reorganizations. Holders of fractional shares shall be entitled, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in any of the assets of the Corporation in the event of liquidation. Holders of scrip shall not, unless expressly authorized by the Board of Directors, be entitled to exercise any rights of a shareholder of the Corporation, including voting rights, dividend rights or the right to participate in any distribution of assets of the Corporation in the event of liquidation. In lieu of issuing fractional shares or scrip, the Corporation may pay in cash the fair value of factional interests as determined by the Board of Directors; and the Board of Directors may adopt resolutions regarding rights with respect to fractional share or scrip as it may deem appropriate, including, without limitation, the right for persons entitled to receive fractional shares to sell such fractional share or purchase such additional fractional share as may be needed to acquire one full share, or sell such fractional shares or scrip for the account of such persons.

                                  ARTICLE SEVEN

                BOOKS AND RECORDS; SEAL; ANNUAL STATEMENTS; MISC.

                  7.1 Inspection of Articles, By-Laws and Minutes. Any person who is the holder of record of, or authorized in writing by the holders of record of outstanding shares of any class or series of the Corporation, upon written demand shall have the right to inspect and copy in person or by agent or attorney, at any reasonable time or times the Articles of Incorporation and By-Laws of the Corporation and all amendments to either, minutes of any meeting of shareholders, and records of action taken by the shareholders, all written communications to the shareholders, including the financial statements of the Corporation, a list of the names and business addresses of the current directors of the Corporation, and the most recent annual registration delivered to the Secretary of State.

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                  7.2 Inspection of Other Records. A shareholder owning more than two percent (2%) of the outstanding shares of any class or series of the Corporation may inspect, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, accounting records of the Corporation and a record of shareholders of the Corporation. A shareholder may inspect and copy the records described in the immediately preceding paragraph only if (1) his demand is made in good faith and for a proper purpose that is reasonably relevant to his legitimate interest as a shareholder; (2) he describes with reasonable particularity his purpose and the records he desires to inspect; (3) the records are directly connected with his purpose; and (4) the records are to be used only for the stated purpose. If the majority of the Board of Directors or members of the Executive Committee of the Corporation find the request proper, the Secretary shall promptly notify the shareholder of the time and place at which the inspection may be conducted. If said request is found by the Board of Directors or the Executive Committee not to be proper, the Secretary shall promptly notify the requesting shareholder on or prior to the date on which the shareholder requested to conduct the inspection. The Secretary shall specify in said notice the basis for the rejection of the shareholder's request. The Board of Directors and the Executive Committee shall at all times be entitled to rely on the corporate records and the advice of legal counsel in making any determination hereunder.

                  7.3 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine.

                  7.4 Fiscal Year. The fiscal year of the Corporation shall be the period of twelve (12) months commencing on the first day of January of each calendar year; provided, however, that such fiscal year may be changed and redefined from time to time by action of the Board of Directors.

                  7.5 Annual Statements. Not later than four (4) months after the close of each fiscal year, and in any case prior to the next annual meeting of the shareholders, the Corporation shall prepare:

                  (a) a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year,

                  (b) an income statement showing the results of its operation during its fiscal year. Upon written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement; and

                  (c) such other documents and reports as may be required by law.


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                  7.6 Appointment of Agents. The Executive Committee shall be authorized and empowered in the name and as the act and deed of the Corporation to name and appoint general and special agents, representatives, and attorneys to represent the Corporation and to name and appoint attorneys and proxies to vote any shares of stock in any other Corporation at any time owned or held of record by the Corporation, and to prescribe, limit and define the powers and duties of such agents, representatives, attorneys, and proxies and to make substitution, revocation or cancellation in whole or in part of any power or authority conferred on any such agent, representative, attorney or proxy. All powers of attorney or other instruments under which such agents, representatives, attorneys or proxies shall be so named and appointed shall be signed by the President or Secretary, and the corporate seal shall be affixed thereto. Any substitution, revocation or cancellation shall be signed in like manner, provided always that any agent, representative, attorney or proxy, when so authorized by the instrument appointing him, may substitute or delegate his powers in whole or in part and evoke and cancel such substitutions or delegations.

                  7.7 Dividends. Dividends upon the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the statutes of the State of Georgia.

                  7.8 Reserves. There may be created by resolution of the Board of Directors out of the earned surplus of the Corporation such reserve or reserves as the Directors may from time to time, in their discretion, deem proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Directors shall deem beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner it was created.

                  7.9 Checks. All checks or demands for money and notes of the Corporation may be signed by the President of the Corporation or by such other person or persons as the Board of Directors may from time to time designate.

                                  ARTICLE EIGHT

                                    AMENDMENT

                  8.1 Amendments. The By-Laws of the Corporation may be altered or amended and new By-Laws may be adopted by the Board of Directors at any annual, regular or special meeting of the Board of Directors.


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                                  ARTICLE NINE

                     INDEMNIFICATION OF DIRECTORS AND OTHERS

                  9.1 Indemnification. Any person who was or is a party or is threatened to be made a part to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or of a similar position for another Corporation, partnership, joint venture, trust or other enterprise at the request of this Corporation, shall be indemnified by this Corporation, against all judgments and fines rendered against or imposed upon him in such action or proceeding and all amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and shall be indemnified for all expenses, (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in a manner he reasonably believed to be in, or not opposed to, the best interests of this Corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believe to be in, or not opposed to, the best interests of the Corporation, or that he had reasonable cause to believe that his conduct was unlawful.

                  9.2 Determination of Right. Determination of the right to such indemnification and the amount thereof may be made, at the option of the person to be indemnified, pursuant to procedure set forth from time to time in the By-Laws or by any of the following procedures: (a) order of the court or administrative body or agency having jurisdiction of the action, suit or proceeding, (b) resolution adopted by a majority of a quorum of the Board of Directors of the Corporation without counting in such majority or quorum any directors who have incurred expenses in connection with such action, suit or proceeding. (c) resolution adopted by a majority of a quorum of the stockholders entitled to vote at any meeting, or (d) order of any court having jurisdiction over the Corporation. Any such determination that a payment by way of indemnity should be made shall be binding upon the Corporation. Such right or indemnification shall not be exclusive of any other right which such directors, officers and employees of the Corporation and the other person above mentioned, may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective right of indemnification or reimbursement under any By-Laws, agreement, vote of stockholders, provision of law, insurance policy, or otherwise, as well as their rights under this Article. The provisions of this Article shall apply to any member of any committee appointed by the Board of Directors as fully though such person had been a director, officer or employee of the Corporation.


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                  9.3 Authorization of Payment. A disinterested majority of the
Board of Directors of this Corporation or a majority of a quorum of the stockholders entitled to vote at a meeting may authorize payment to any person entitled to indemnification under this Article of all actual expenses incurred in connection with such action, suit or proceeding during the pendency thereof.

                  9.4 Intent. It is the intention of the Corporation that this Article of the By-Laws of this Corporation and the indemnification hereunder shall extend to the maximum indemnification possible under the laws of the State of Georgia, and if any one or more words, phrases, clauses, sentences, or sections of this Article should be held unenforceable for any reason, all remaining portions of this Article shall remain of full force and effect.

                  9.5 Interested Parties. No contract or other transaction between this Corporation and any other person, firm, association or Corporation shall be affected or invalidated by the fact that any of the members of the Board of Directors of this Corporation are interested in or are members, shareholders, governors, directors or officers of such firm, association or Corporation; and no contract, act or transactions of this Corporation with any individual, firm, association or Corporation shall be affected or invalidated by the fact that any of the members of the Board of Directors of this Corporation are parties to or interest in such contract, act or transaction or are in any way connected with such individual, firm, association or Corporation. Each and every individual who may become a member of the Board of Directors of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with this Corporation for the benefit of himself or any firm, association or corporation in which he may in any way be interested.


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